UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 20, 2026

TEMPEST THERAPEUTICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-35890	45-1472564
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Sierra Point Parkway, Suite 400 Brisbane, California	94005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 798-8589

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TPST	The Nasdaq Stock Market LLC
Series A Junior Participating Preferred Purchase Rights	N/A	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On March 20, 2026, Tempest Therapeutics, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with (a) two institutional investors (the “Institutional Investors”) and (b) Factor Bioscience Inc. (the “Strategic Investor” and, together with the Institutional Investors, each, an “Investor” and, together, the “Investors”), pursuant to which the Company agreed to issue and sell in a private placement (the “Private Placement”) an aggregate of 462,964 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), and, in lieu of Common Stock, pre-funded warrants to purchase up to 462,963 shares of Common Stock (the “Pre-Funded Warrants”), in each case accompanied by (i) Series A warrants to purchase up to 925,927 shares of Common Stock (the “Series A Warrants”) and (ii) Series B warrants to purchase up to 925,927 shares of Common Stock (the “Series B Warrants” and, together with the Series A Warrants, the “Common Warrants”). The Shares and the Common Warrants are immediately separable and will be issued separately. The combined purchase price per Share and accompanying Common Warrants is $2.16 and the combined purchase price per Pre-Funded Warrant and accompanying Common Warrants is $2.159. The gross proceeds to the Company from the Private Placement are expected to be approximately $2.0 million (excluding up to approximately $4.0 million of aggregate gross proceeds that may be received in the future upon the cash exercise of the Common Warrants), before deducting placement agent fees and other offering expenses payable by the Company.

The Private Placement is expected to close on or about March 23, 2026, subject to the satisfaction of customary closing conditions. The Company currently plans to use the net proceeds from the Private Placement primarily for working capital and general corporate purposes.

Pursuant to the Purchase Agreement, the Company agreed to seek approval from its stockholders for the issuance of the shares issuable upon exercise of the Common Warrants within 90 days following the date of the Purchase Agreement (the “Stockholder Approval”). The Series A Warrants will become exercisable on the effective date of the Stockholder Approval (the “Stockholder Approval Date”) and have a term of five years from the later of the Stockholder Approval Date and the Effectiveness Date (as defined below). The Series B Warrants will become exercisable on the Stockholder Approval Date and have a term of twenty-four months from the later of the Stockholder Approval Date and the Effectiveness Date. The Common Warrants have an exercise price of $2.16 per share. The Pre-Funded Warrants are exercisable immediately following the closing date of the private placement have an exercise price of $0.001 per share and may be exercised at any time until exercised in full. In addition, pursuant to the Purchase Agreement, the Company has agreed not to sell any shares of Common Stock or any securities convertible into or exercisable or exchangeable into shares of Common Stock, subject to certain customary exceptions, for a period of thirty (30) days after the Effectiveness Date.

The exercise price and the number of shares issuable upon exercise of the Pre-Funded Warrants and the Common Warrants are subject to customary adjustments in the case of stock dividends, stock splits, pro rata distributions, and similar events in respect of the Common Stock. A holder (together with its affiliates) of the Pre-Funded Warrants or Common Warrants, as the case may be, will not be entitled to exercise any portion of any Pre-Funded Warrant or Common Warrant, which, upon giving effect to such exercise would cause the aggregate number of shares of the Company’s Common Stock beneficially owned by the holder (together with its affiliates) to exceed 4.99% (or, upon election of the holder, 9.99%) of the number of shares of the Common Stock outstanding immediately after giving effect to the exercise, subject to such holder’s rights under the Warrants to increase or decrease such percentage to another percentage not in excess of 9.99% upon notice from such holder to the Company (at least 61 days’ prior notice in the case of an increase).

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, including for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreement and as of the specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

H.C. Wainwright & Co., LLC (the “Placement Agent”) is serving as the exclusive placement agent for the Company in connection with the Private Placement pursuant to an engagement letter between the Company and the Placement Agent, pursuant to which the Placement Agent agreed to serve on a reasonable best efforts basis in connection with the Private Placement. The Company has agreed to pay the Placement Agent an aggregate cash fee equal to 6.0% of the gross proceeds received in the Private Placement in connection with the aggregate gross proceeds raised by the Institutional Investors and an aggregate cash fee equal to 3.0% of the gross proceeds raised by the Strategic Investor, and for certain expenses incurred by the Placement Agent in connection with the Private Placement.

Registration Rights Agreement

On March 20, 2026, the Company also entered into a registration rights agreement with the Investors (the “Registration Rights Agreement”), pursuant to which the Company agreed to file registration statements under the Securities Act, with the Securities and Exchange Commission (the “SEC”), covering the resale of the Shares to be issued in the Private Placement and the shares of Common Stock underlying the Common Warrants and Pre-Funded Warrants no later than 15 calendar days following the date of the Purchase Agreement, and to use reasonable best efforts to have the registration statement declared effective by 45 calendar days following the date of the Purchase Agreement, and in any event no later than 75 calendar days following the date of the Purchase Agreement in the event of a “full review” by the SEC (the “Effectiveness Date”).

The foregoing description of the terms and conditions of the Purchase Agreement, Registration Rights Agreement, Pre-Funded Warrants and Common Warrants do not purport to be complete and are each qualified in their entirety by the full text of the form of Purchase Agreement, form of Registration Rights Agreement, form of Pre-Funded Warrants and form of Common Warrant, copies of which are attached hereto as Exhibits 10.1, 10.2 , 4.1 and 4.2 respectively, and incorporated by reference herein.

Item 3.02 Unregistered Sale of Securities

The information contained above in Item 1.01 relating to the Private Placement is hereby incorporated by reference into this Item 3.02. Based in part upon the representations of the Investors in the Purchase Agreement, the securities described above are being offered and sold in a private placement under Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder, and have not been registered under the Securities Act, or applicable state securities laws. Accordingly, such securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirement of the Securities Act and such applicable state securities laws.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Pre-Funded Warrant

4.2	Form of Common Warrant

10.1	Form of Securities Purchase Agreement

10.2	Form of Registration Rights Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tempest Therapeutics, Inc.

Date: March 23, 2026	By:	/s/ Nicholas Maestas
Nicholas Maestas
Chief Financial Officer and Head of Corporate Strategy